UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2013

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stock Incentive Plan

On September 4, 2013, MicroStrategy Incorporated (the “Company”) adopted the MicroStrategy Incorporated 2013 Stock Incentive Plan (the “Plan”), subject to stockholder approval. Eligible participants, which include employees, officers, directors, consultants, and advisors of the Company, may be granted stock options and other stock-based awards under the Plan with respect to, in the aggregate, up to 600,000 shares of the Company’s class A common stock. The Board of Directors of the Company (the “Board”) adopted the Plan in order to enhance the Company’s ability to attract, retain, and motivate persons who are expected to make important contributions to the Company and to provide such persons with equity ownership opportunities and performance-based incentives that are intended to better align their long-term interests with those of the Company’s stockholders.

Any award granted under the Plan prior to stockholder approval of the Plan will be terminated or forfeited if stockholder approval is not obtained within 12 months of the date of grant of the award, and no award may be exercised or settled prior to such stockholder approval. No awards may be granted under the Plan after the expiration of 10 years from the Plan’s effective date.

On September 4, 2013, the Company also adopted a form of nonstatutory stock option agreement (the “Form Option Agreement”) for use in granting stock options under the Plan that are not intended to qualify as incentive stock options.

This summary of the Plan and Form Option Agreement is qualified in its entirety by reference to the full text of the Plan and Form Option Agreement, copies of which are attached as exhibits hereto.

Stock Option Grants

On September 5, 2013 (the “Grant Date”), the Compensation Committee of the Board (the “Compensation Committee”) granted stock options under the Plan to four (4) executive officers, as indicated in the table below:

Name	Number of Shares Subject to Option Grant
Jonathan F. Klein, President & Chief Legal Officer	200,000
Paul N. Zolfaghari, President	200,000
Douglas K. Thede, Senior Executive Vice President & Chief Financial Officer	100,000
Peng Xiao, Senior Executive Vice President & Chief Technology Officer	100,000

The Company and these executive officers entered into option agreements based on the Form Option Agreement with respect to these options (the “Option Agreements”). Each option (i) is not intended to qualify as an incentive stock option, (ii) has an exercise price per share equal to $92.84, which was the closing sale price of the Company’s class A common stock as quoted on the NASDAQ Global Select Market on the Grant Date, (iii) expires on the tenth anniversary of the Grant Date, (iv) vests as to 25% of the original number of shares subject to the stock option on July 26, 2014, and as to an additional 25% on each anniversary thereafter until the option is vested in full, unless earlier terminated in accordance with the terms of the Plan or the applicable stock option agreement, (v) provides for automatic vesting in full upon a change in control event (as defined in the applicable Option Agreement), (vi) was granted subject to stockholder approval of the Plan, is not exercisable prior to such stockholder approval and will be terminated if such stockholder approval is not obtained within 12 months of the Grant Date, and (vii) is otherwise subject to such other terms and conditions as are set forth in the applicable Option Agreement. This summary of the Option Agreements is qualified in its entirety by reference to the full text of the Option Agreements, copies of which are attached as exhibits hereto.

The Compensation Committee made these grants because, among other factors, (i) the Company has not granted any equity incentive awards to executive officers since 2003, (ii) none of the Company’s executive officers has any equity incentive awards currently outstanding, (iii) the recent management reorganization has resulted in significant new responsibilities for the award recipients, and (iv) the Company competes for key personnel with other publicly traded technology companies that utilize equity awards as a form of incentive compensation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	MicroStrategy Incorporated 2013 Stock Incentive Plan

10.2	Form of Nonstatutory Stock Option Agreement

10.3	Nonstatutory Stock Option Agreement, dated September 5, 2013, between MicroStrategy Incorporated and Jonathan F. Klein

10.4	Nonstatutory Stock Option Agreement, dated September 5, 2013, between MicroStrategy Incorporated and Paul N. Zolfaghari

10.5	Nonstatutory Stock Option Agreement, dated September 5, 2013, between MicroStrategy Incorporated and Douglas K. Thede

10.6	Nonstatutory Stock Option Agreement, dated September 5, 2013, between MicroStrategy Incorporated and Peng Xiao

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2013	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Douglas K. Thede
	Name:	Douglas K. Thede
	Title:	Senior Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	MicroStrategy Incorporated 2013 Stock Incentive Plan

10.2	Form of Nonstatutory Stock Option Agreement

10.3	Nonstatutory Stock Option Agreement, dated September 5, 2013, between MicroStrategy Incorporated and Jonathan F. Klein

10.4	Nonstatutory Stock Option Agreement, dated September 5, 2013, between MicroStrategy Incorporated and Paul N. Zolfaghari

10.5	Nonstatutory Stock Option Agreement, dated September 5, 2013, between MicroStrategy Incorporated and Douglas K. Thede

10.6	Nonstatutory Stock Option Agreement, dated September 5, 2013, between MicroStrategy Incorporated and Peng Xiao